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Exhibit 99.1

FOR IMMEDIATE RELEASE

NATURE'S SUNSHINE DECLARES QUARTERLY CASH DIVIDEND

        PROVO, UTAH, April 21, 2005—Nature's Sunshine Products, Inc. (Nasdaq:NATR), a leading manufacturer and marketer of encapsulated herbs and vitamins, today declared a 5 cents per common share quarterly cash dividend payable May 17, 2005 to shareholders of record on May 6, 2005.

        The Company has declared consecutive quarterly cash dividends since 1988 pursuant to its cash dividend policy.

        Nature's Sunshine Products manufactures and markets through direct sales encapsulated and tableted herbal products, high quality natural vitamins, and other complementary products. In addition to the United States, the Company has operations in Japan, Mexico, Central America, South Korea, Canada, Dominican Republic, Venezuela, Ecuador, Peru, the United Kingdom and Ireland, Colombia, Brazil, Thailand, Israel, Singapore, Australia and Taiwan. The Company also has exclusive distribution agreements with selected companies in Argentina, Australia, Chile, New Zealand, Norway, and the Russian Federation.

Contact:
	Craig D. Huff Chief Financial Officer 75 East 1700 South P.O. Box 19005 Provo, UT 84605 (801) 342-4370	Steven S. Anreder Anreder & Company 10 East 40th Street Suite 1308 New York, NY 10016 (212) 532-3232

        For more information, contact us at our website at www.natr.com.

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NATURE'S SUNSHINE DECLARES QUARTERLY CASH DIVIDEND